Exhibit 10.2

NETSCOUT SYSTEMS, INC.

2019 EQUITY INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD NOTICE AND AGREEMENT

NetScout Systems, Inc. (the “Company”) hereby enters into this Performance-Based Restricted Stock Unit Award Agreement, including the Terms and Conditions, and any appendix, exhibit or addendum attached hereto (the “Agreement”), as of the date of grant specified below, with the recipient specified below (the “Recipient”), and grants to the Recipient the number of performance-based restricted stock units (the “PSUs”) specified below pursuant to the Company’s 2019 Equity Incentive Plan, as amended and in effect from time to time. Unless otherwise defined herein or required by the context, capitalized terms used herein shall have the same meanings as in the Plan or the Agreement.

Name of Recipient:	[ ]
Date of grant of PSUs:	[ ]
Target Number of PSUs granted pursuant to this Agreement:	[ ]
Vesting Schedule: Subject to the terms of the Agreement and Exhibit A thereto, the PSUs will vest as follows:

The number of vested PSUs will be equal to the Target Number of PSUs set forth above multiplied by the Achievement Percentage, as set forth in Appendix A to the Agreement, with the resulting number rounded up to the nearest whole share; provided, however, that the number of vested PSUs may not be greater than the Target Number of PSUs.

On the Determination Date (as defined in Appendix A to the Agreement), the applicable PSUs shall become vested PSUs, subject to the Recipient's Continued Service through the Determination Date.

The Recipient’s acceptance of the PSUs, and the Recipient’s acknowledgement and agreement with the terms set forth in the Notice and Agreement, will be evidenced by the Recipient’s signature below or by electronic acceptance or authentication in a form authorized by the Company.

NETSCOUT SYSTEMS, INC.
________________________________ Signature of Recipient Participant Name: Participant Address:	By:_________________________________ Name of Officer: Title:

NETSCOUT SYSTEMS, INC.

2019 Equity Incentive Plan

Performance-Based Restricted Stock Unit Award Agreement – Terms and Conditions

NetScout Systems, Inc. (the “Company”) has granted to the recipient (as specified in the written notice provided by the Company to such recipient regarding such grant (the “Notice”)) (the “Recipient”), and the Recipient has accepted from the Company (by electronic acceptance or authentication in a form authorized by the Company), an award for the number of performance-based restricted stock units (the “PSUs”) specified in the Notice (the “Award”), which represents an equivalent number of shares of Common Stock subject to this Award (the “Underlying Shares”), on the following terms:

1.
Grant under Plan. This Award and this Performance-Based Restricted Stock Unit Award Agreement (which includes the Notice and any appendix, exhibit or addendum hereto) (the “Agreement”), is made pursuant to and is governed by the Company’s 2019 Equity Incentive Plan, as amended and in effect from time to time (the “Plan”). Unless otherwise defined herein or required by the context, capitalized terms used herein shall have the same meanings as in the Plan.
2.
Vesting.
(a)
Vesting Schedule. Subject to the limitations contained herein, vesting of the Award is based on the Achievement Percentage, as set forth in Appendix A, which may result in the Recipient earning up to 100% of the Target Number of PSUs set forth in the Notice. Subject to the terms of this Agreement and the Plan, each vested PSU represents a right to receive one Underlying Share on the Determination Date (as defined in the Notice). Unless and until a PSU has become one or more vested PSUs as set forth in the Notice and this Agreement, the Recipient will have no right to settlement of such PSU.
(b)
Termination of Continuous Service.
(i)
If the Recipient’s Continuous Service is terminated by the Company or an Affiliate or by the Recipient for any reason (other than as a result of the Recipient’s death or Disability), whether voluntarily or involuntarily, in each case, prior to the Determination Date, no additional PSUs shall become vested PSUs following such termination of Continuous Service and any unvested PSUs shall be forfeited upon termination of the Recipient’s Continuous Service; provided, however, that if the Recipient’s Continuous Service terminates as a result of the Recipient’s death or Disability, any unvested PSUs shall instead be forfeited on the seventh business day following the Recipient’s termination of Continuous Service. Any determination under this Agreement as to Continuous Service status or other matters referred to above shall be made in good faith by the Board, whose decision shall be final and binding on all parties.
(ii)
For purposes hereof, Continuous Service shall not be considered as having terminated during any military leave, sick leave, or other leave of absence, in each case if approved in writing by the Company or an Affiliate and if such written approval, or applicable law, obligates the Company or an Affiliate (by contract or applicable law) to continue the Continuous Service of the Recipient after the approved period of absence (an “Approved Leave of Absence”). In the event of an Approved Leave of Absence, vesting of the PSUs shall be suspended (and all subsequent vesting dates shall be postponed by the length of the period of the Approved Leave of Absence) unless otherwise provided in the Company’s or Affiliate’s written approval of the leave of absence that specifically refers to this Agreement.
(iii)
For purposes hereof, Continuous Service will be deemed terminated as of the date the Recipient is no longer actively providing services to the Company or any of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Recipient is employed or otherwise providing services or the terms of the Recipient’s employment or service agreement, if any), and unless otherwise determined by the Company, the Recipient’s right to vest in the Award, if any, will terminate as of such date and will not be extended by any notice period or any period of “garden leave” or similar period mandated under labor laws in the jurisdiction where the Recipient is employed or otherwise providing services or the terms of the Recipient’s employment or service agreement, if any).
(iv)
Notwithstanding anything in the Plan to the contrary, and unless otherwise determined by the Company, for purposes hereof, Continuous Service shall be deemed terminated if the Recipient’s service to the Company or an Affiliate and/or the Recipient’s residency is transferred to another country for any reason after the Award’s grant date (such a transfer, a “Country Transfer”), and the Recipient’s right to vest in the Award, if any, shall terminate immediately upon such Country Transfer. Notwithstanding the foregoing, (x) the termination of the Recipient’s Continuous Service for purposes of the Award upon a Country Transfer will not necessarily be deemed a termination of the Recipient’s service to the Company or an Affiliate for all other purposes, including, but not limited to, pursuant to any employment, severance or service contract by and between the Recipient and the Company or an Affiliate or for purposes of employee benefits and other similar employment-related entitlements, and (y) whether or not a termination of the Recipient’s service to the Company or an Affiliate has occurred upon a Country Transfer for purposes of any other such arrangement will depend on the specific terms thereof as determined by the Company.
(v)
Notwithstanding anything in the Plan to the contrary, for purposes hereof, Continuous Service shall include service provided by the Recipient to the Company or an Affiliate as a Consultant pursuant to a consulting arrangement between the Recipient and the Company or Affiliate, provided that (x) any such period of service as a Consultant immediately follows the Recipient’s termination of employment with the Company or Affiliate or termination as a Director, in each case without any interruption, and (y) the terms of this Section 2(b)(v) are provided for in a written consulting agreement executed by the Company or Affiliate that specifically refers to this Agreement.
3.
Issuance of Underlying Shares.
(a)
With respect to any PSUs that become vested PSUs pursuant to Section 2 and Appendix A, subject to Sections 5, 6 and 9, the Company shall issue to the Recipient, on or as soon as practicable following the Determination Date (as defined in Appendix A), the number of Underlying Shares equal to the number of PSUs vesting on such Determination Date.
(b)
Notwithstanding the foregoing, if:
(i)
this Award is otherwise subject to Tax Obligations (as described in Section 6) on such vesting date,
(ii)
such vesting date occurs during either a regularly scheduled or special “blackout period” of the Company applicable to the Recipient or on any other date wherein Recipient is precluded from selling shares of Common Stock on an established stock exchange or stock market (any such blackout period or date, the “Blackout Period”), and
(iii)
the Company elects, prior to such vesting date, not to satisfy such Tax Obligations by (x) withholding shares of Common Stock from the Underlying Shares otherwise issuable with respect to such vesting date, (y) permitting the Recipient to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 6 (including, but not limited to, under a previously established 10b5-1 trading plan entered into in compliance with the Company’s policies), and (z) permitting the Recipient to pay such Tax Obligations in cash (including by withholding from the Recipient’s wages or any other cash compensation otherwise payable to the Recipient by the Company or an Affiliate), then the delivery of the Underlying Shares otherwise issuable with respect to such vesting date will be deferred and such Underlying Shares will be issued to the Recipient as soon as practicable after the expiration of the Blackout Period. Notwithstanding the above, in no event may such Underlying Shares be issued to the Recipient later than the later of: (i) December 31st of the calendar year in which such vesting date occurs, or (ii) if such later issuance would not subject the Recipient to adverse tax consequences under Section 409A of the Code, by the fifteenth (15th) day of the third calendar month following such vesting date; provided that the Recipient acknowledges and agrees that if such Underlying Shares are issued to the Recipient pursuant to this Section 3 while a Blackout Period is still in effect, neither the Company nor the Recipient may sell any shares of Common Stock to satisfy any Tax Obligations, except in compliance with the Company’s insider trading policies and requirements and applicable laws.

(c)
The form of issuance of any Underlying Shares (e.g., a stock certificate or electronic entry evidencing such Underlying Shares) shall be determined by the Company.
4.
Restrictions on Transfer. The Recipient shall not sell, assign, transfer, pledge, encumber or dispose of any of the PSUs or corresponding Underlying Shares prior to the time that such Underlying Shares have been issued to the Recipient. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, the Recipient may designate a third party who, in the event of the Recipient’s death, shall thereafter be entitled to receive any distributions of Underlying Shares to which the Recipient is entitled at the time of his or her death pursuant to this Agreement.
5.
Compliance with Law. This Award, and the issuance of the Underlying Shares pursuant to this Award, must comply with all applicable laws and regulations governing this Award, and with the applicable regulations of any stock exchange on which the Common Stock is listed for trading at the time of issuance. The Company shall not issue the Underlying Shares to the Recipient if the Company determines that such issuance would not be in material compliance with all such applicable laws and regulations.
6.
Withholding Taxes.
(a)
This Award shall be subject to withholding of all applicable federal, state, local and foreign income, employment, payroll, fringe benefit, social insurance, payment on account and any other taxes resulting from the issuance or vesting of the PSUs or the delivery of the Underlying Shares (the “Tax Obligations”). The Recipient agrees to pay to the Company or an Affiliate, or otherwise make adequate provisions satisfactory to the Company or Affiliate for the payment of, any sums required to satisfy the Tax Obligations at the time such Tax Obligations arise. Specifically, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of such Tax Obligations by any of the following means or by a combination of such means:
(i)
withholding from the Recipient’s wages or any other compensation otherwise payable to the Recipient by the Company or an Affiliate, provided that the Recipient elects such withholding by providing written notice to the Company or Affiliate at least ten business days before the applicable vesting date specified in the Notice;
(ii)
permitting the Recipient to pay such Tax Obligations in cash, provided that the Recipient elects to make such a payment by providing written notice to the Company or Affiliate at least ten business days before the applicable vesting date specified in the Notice;
(iii)
permitting the Recipient to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Recipient irrevocably elects to sell a portion of the Underlying Shares to satisfy such Tax Obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy such Tax Obligations directly to the Company or an Affiliate; or
(iv)
withholding shares of Common Stock from the Underlying Shares with a Fair Market Value (measured as of the date the Underlying Shares are issued to the Recipient) not in excess of the maximum amount of taxes that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of this Award as a liability for financial accounting purposes);

provided, however, that, if the Recipient is an “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company or an Affiliate, such Tax Obligations will be satisfied pursuant to the method set forth in clause (iv) above, unless (x) the Compensation Committee of the Board (the “Committee”) provides otherwise before the applicable vesting date specified in the Notice or (y) the Recipient elects any of the methods set forth in clauses (i)-(iii) above in accordance with the terms set forth in such clauses, as applicable (including in the case of clauses (i)

and (ii) above, the requirement to provide written notice to the Company or Affiliate at least ten business days before the applicable vesting date specified in the Notice).

(b)
The Company shall have no obligation to issue the Underlying Shares if the Recipient fails to comply with his or her obligations in connection with the Tax Obligations as described in this Section 6.
(c)
The Recipient further agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 6 and the Recipient hereby grants the Company an irrevocable power of attorney to sign such additional documents on the Recipient’s behalf if the Company is unable after reasonable efforts to obtain the Recipient’s signature on such additional documents. Such power of attorney is coupled with an interest and is irrevocable by the Recipient.
(d)
Depending on the withholding method, the Company and/or an Affiliate may withhold or account for the Tax Obligations by considering applicable minimum withholding amounts or other applicable withholding rates, including applicable maximum withholding rates in the Recipient’s jurisdiction(s), in which case the Recipient may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in shares of Common Stock. If the Tax Obligations are satisfied by withholding in shares of Common Stock, for tax purposes, the Recipient is deemed to have been issued the full number of shares of Common Stock subject to the vested PSUs, notwithstanding that a number of the shares of Common Stock are withheld solely for the purpose of satisfying the Tax Obligations. In the event that any Tax Obligations arise prior to the issuance of any Underlying Shares or it is determined after such issuance that the amount of any Tax Obligations was greater than the amount withheld by the Company or an Affiliate, the Recipient agrees to indemnify and hold the Company and Affiliate harmless from any failure to withhold the proper amount.
7.
Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in Boston, Massachusetts, pursuant to the rules for commercial arbitration then obtaining of the American Arbitration Association, before a single arbitrator. The Company agrees to pay the costs of arbitration and each party shall be responsible for their own attorneys’ fees. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.
8.
Provision of Documentation to Recipient. By accepting this Award, the Recipient acknowledges receipt of a copy of this entire Agreement, a copy of the Plan, and a copy of the Plan’s related prospectus.
9.
Section 409A of the Internal Revenue Code. This Award is intended to avoid the potential adverse tax consequences to the Recipient of Section 409A of the Code, and the Board may make such modifications to this Agreement as it deems necessary or advisable to avoid such adverse tax consequences. However, if (i) this Award is not exempt from, and therefore deemed to be deferred compensation subject to, Section 409A of the Code, (ii) the Recipient is deemed by the Company at the time of his or her “separation from service” (as such term is defined in Treasury Regulations Section 1.409A-1(h) without regard to any alternative definition thereunder) to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, and (iii) any of the payments set forth herein are issuable upon such separation from service, then to the extent delayed commencement of any portion of such payments is required to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code and the related adverse taxation under Section 409A of the Code, such payments will not be provided to the Recipient prior to the earliest of (a) the date that is six months and one day after the date of such separation from service, (b) the date of the Recipient’s death, or (c) such earlier date as permitted under Section 409A of the Code without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 9 will be paid in a lump sum to the Recipient, and any remaining payments due will be paid as otherwise provided herein. Each installment of PSUs that vests under this Award is a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2).
10.
Rights as Stockholder. The Recipient shall have no voting or any other rights as a stockholder of the Company with respect to any PSUs covered by this Agreement until the issuance of the Underlying Shares.
11.
Non-U.S. and Country-Specific Provisions. If the Recipient relocates to a country outside the United States, additional terms and conditions will be provided and will apply to the Recipient, to the extent the

Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Such additional terms will constitute part of this Agreement.
12.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Recipient’s participation in the Plan, on the PSUs and on any Underlying Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Recipient to sign or otherwise accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.
13.
Miscellaneous.
(a)
Notices; Electronic Delivery and Participation. All notices hereunder shall be given in writing (including electronically) and shall be deemed given upon receipt or, in the case of notices delivered by mail, when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Recipient, to the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary. The Company, in its sole discretion, may decide to deliver any documents related to this Award or participation in the Plan by electronic means or to request the Recipient’s consent to participate in the Plan by electronic means. By accepting this Award, the Recipient consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
(b)
Entire Agreement; Modification. This Agreement, together with the Plan, constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties to this Agreement; provided, however, that notwithstanding the foregoing, this Agreement may be modified, amended or rescinded by the Company without the Recipient’s written consent if such modification, amendment or rescission (i) is in writing and executed by a duly authorized representative of the Company and (ii) complies with Section 2(b)(viii) of the Plan. This Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as otherwise expressly provided in this Agreement, in the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.
(c)
Capitalization Adjustments. Any additional PSUs and Underlying Shares, cash or other property that become subject to this Award pursuant to any Capitalization Adjustment will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of issuance as applicable to the other PSUs subject to this Award to which they relate. All fractional PSUs or Underlying Shares resulting from any Capitalization Adjustment shall be rounded down to the nearest whole unit or share.
(d)
Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.
(e)
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth herein.
(f)
Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of Delaware without giving effect to the principles of conflicts of laws thereof.
(g)
No Obligation to Continue Service. Neither the Plan nor this Agreement (nor any provision in the Plan or this Agreement) (i) is an employment or service contract, or (ii) will be deemed to create any obligation on the Recipient’s part to continue in the service of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue such service. In addition, nothing in the terms of this Award will obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that the Recipient might have as an Employee, Director or Consultant.

(h)
Clawback/Recovery. Notwithstanding anything to the contrary in this Agreement, but subject to applicable law, this Award will be subject to recoupment, repayment and/or forfeiture in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that the Company otherwise adopts. Notwithstanding anything to the contrary herein, (i) compliance with applicable law, the Company’s Code of Conduct, and the Company’s corporate policies, as applicable, will be a pre-condition to earning, or vesting in, any Award under this Agreement and (ii) any Award under this Agreement which is subject to the Company’s Executive Compensation Recovery Policy or any other clawback, recovery or recoupment provision will not be earned or vested, even if already granted, paid or settled, until the Company’s Executive Compensation Recovery Policy and any other applicable clawback, recovery or recoupment provisions cease to apply to such Award and any other vesting conditions applicable to such Award are satisfied. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.
(i)
No Advice Regarding Grant; Tax Consequences. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Recipient’s participation in the Plan, or his or her acquisition or sale of the Underlying Shares. The Recipient should consult with his or her own tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan. The Company has no duty or obligation to minimize the tax consequences to the Recipient of this Award and will not be liable to the Recipient for any adverse tax consequences to the Recipient arising in connection with this Award.
(j)
Dividends. The Recipient will receive no benefit or adjustment to this Award with respect to any cash dividend, stock dividend or other distribution, except as provided in the Plan with respect to a Capitalization Adjustment.
(k)
Unsecured Obligation. This Award is unfunded, and as a holder of vested PSUs, the Recipient will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Common Stock or other property pursuant to this Agreement.
(l)
Effect on Other Employee Benefit Plans. The value of this Award will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Recipient’s benefits under any employee benefit plan sponsored by the Company or an Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any such plan in accordance with the terms of such plan.

APPENDIX A

NETSCOUT SYSTEMS, INC.

2019 Equity Incentive Plan

Performance-Based Restricted Stock Unit Award Agreement

Capitalized terms used but not defined in this Appendix A shall have the same meanings as in the Agreement and/or the Plan, as applicable.

14.
Definitions. By accepting this Award, the Recipient acknowledges, understands and agrees that:
(a)
“Achievement Percentage” shall mean the percentage at which the PSUs become vested based on actual Relative TSR achievement, as determined by the Committee in accordance with Section 2 below.
(b)
“Benchmark Index” shall mean the Russell 2000 Index.
(c)
“Benchmark TSR” shall mean the total shareholder return of the Benchmark Index over the Performance Period, expressed as a percentage and calculated by subtracting the beginning share price from the ending share price and then dividing by the beginning share price, where the beginning price for purposes of the calculation is the average closing price over the 30 consecutive trading days ending on the last trading day prior to the first day of the Performance Period and the ending price for purposes of the calculation is based on the average closing trading price over the 30 consecutive trading days ending on the last trading day prior to the last day of the Performance Period, and assuming dividends (if any) are reinvested.
(d)
“Company TSR” shall mean the total shareholder return of the Common Stock over the Performance Period, expressed as a percentage and calculated by subtracting the beginning share price from the ending share price and then dividing by the beginning share price, where the beginning share price for purposes of the calculation is the average closing trading price over the 30 consecutive trading days ending on the last trading day prior to the first day of the Performance Period and the ending share price for purposes of the calculation is based on the average closing trading price over the 30 consecutive trading days ending on the last trading day prior to the last day of the Performance Period, and assuming dividends (if any) are reinvested.
(e)
“Determination Date” shall mean the date the Committee determines the Achievement Percentage based on Relative TSR, in accordance with Section 2 below, which date shall be no later than 60 days following the end of the Performance Period.
(f)
“Performance Period” shall mean the period commencing on (and including) [ ] and ending on (and including) [ ]. Performance period will be updated annually for any subsequent grants.
(g)
“Relative TSR” shall mean the percentage points obtained by subtracting the Benchmark TSR from the Company TSR, rounded to the nearest whole number by application of regular rounding and which may be a negative number.
15.
Achievement Percentage. On the Determination Date, the Achievement Percentage will be determined by the Committee based on the Relative TSR for the Performance Period in accordance with the following table, with the Achievement Percentage determined using linear interpolation for Relative TSR performance between the threshold level and the target level. Notwithstanding the foregoing, in no event may the Achievement Percentage exceed 100%.

	Relative TSR	Achievement Percentage
Target	5 percentage points	100%
Threshold	-44 percentage points	2%
Below Threshold	-45 or less	0%

16.
Change in Control. Notwithstanding anything to the contrary in this Agreement or the Notice, in the event of a Change in Control, if the Award is assumed or continued or substituted with a similar stock award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to such Change in Control) by the surviving or acquiring corporation (or its parent company) in connection with such Change in Control pursuant to Section 9(c)(i) of the Plan, then to the extent the Award is outstanding on the effective date of such Change in Control: (i) the vesting schedule of the Award will be revised in a manner as though the target number of PSUs had been subject solely to a vesting schedule pursuant to which one-fourth of such Award would have vested on each of the first four anniversaries of the date of grant of the Award, subject to the Recipient’s Continuous Service through the applicable vesting date (the “Time-Based Vesting Schedule”); (ii) any portion of such Award that would have vested on or prior to the effective date of such Change in Control under the Time-Based Vesting Schedule will become vested on the effective date of such Change in Control; and (iii) any portion of such Award that is unvested immediately following the effective date of such Change in Control will continue to vest following such Change in Control in accordance with the Time-Based Vesting Schedule.